UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013 (June 28, 2013)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2013, Brian D. Collins resigned as Executive Vice President, Chief Human Resources Officer of Corrections Corporation of America (the “Company”). In connection with his resignation, Mr. Collins entered into a Separation and Release Agreement (the “Separation Agreement”) with the Company pursuant to which he will receive a lump sum severance payment equal to six months of his then current base salary in exchange for, among other matters, a general release of claims in favor of the Company and its affiliates. Mr. Collins will continue to be bound by certain non-competition, non-solicitation and confidentiality provisions set forth in the First Amended and Restated Employment Agreement, dated as of January 1, 2012, between the Company and Mr. Collins, a copy of which was previously filed with the Securities and Exchange Commission.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Separation and Release Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 2, 2013	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Separation and Release Agreement.